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                                                                    EXHIBIT 5

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                KLEHR, HARRISON, HARVEY, BRANZBURG & ELLERS
                1401 Walnut Street
                Philadelphia, Pa.  19102








                                   February 4, 1997











Board of Directors
Bogen Communications International, Inc.
50 Spring Street
Ramsey, NJ  07446

    Re:  Registration Statement on Form S-8

Gentlemen:

    We have acted as counsel to Bogen Communications International, Inc. (the "Company") in connection with the proposed registration of shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), on a registration statement on Form S-8 being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). Such Registration Statement, as it may be amended or supplemented from time to time, including all exhibits thereto, is referred to hereinafter as the "Registration Statement."

    The shares to be registered (the "Shares") consist of 1,253,335 Shares of Common Stock issuable upon the exercise of (i) options (the "Plan Options") granted or to be granted to certain current or former officers, employees and directors of the Company or its subsidiaries, and independent contractors and consultants who perform services for the Company or its subsidiaries, pursuant to the Company's 1996 Incentive Stock Option Plan (the "Plan") and
(ii) options (the "Options") otherwise granted to current or former officers the Plan Options and the Options are hereafter collectively referred to as the "Stock Options"). Certain of the Shares may be offered and sold from time to time for the account of the persons referred to in the Registration Statement as "Selling Stockholders."

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Board of Directors
February 4, 1997
Page 2


    In this regard, we have examined: (i) the Plan; (ii) the award agreements granting options pursuant to the Plan and otherwise to certain of the current and former officers and directors, and independent contractors and consultants, of the Company and its subsidiaries; (iii) the Company's Certificate of Incorporation and Bylaws, each as amended and as presently in effect; (iv) the Registration Statement; and (v) such officers' certificates, resolutions, minutes, corporate records and other documents as we have deemed necessary or appropriate for purposes of rendering the opinions expressed herein.

    In rendering such opinions, we have assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies and the genuineness of all signatures.
    The opinions expressed herein are based solely upon our review of the documents and other materials expressly referred to above. Other than such documents and other materials, we have not reviewed any other documents in rendering such opinions. Such opinions are therefore qualified by the scope of that document examination.

    Based upon and subject to the foregoing, and on such other examination of law and fact as we have deemed necessary or appropriate in connection herewith, we are of the opinion that, upon exercise of the Plan Options in accordance with the provisions of the Plan and in their terms the Shares issued to the Selling Shareholder will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

    This opinion is limited to the law of the Commonwealth of Pennsylvania, the Federal law of the United States and the General Corporation Law of the State of Delaware. Except as expressly otherwise noted herein, this opinion is given as of the date hereof.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. By giving such consent, we do not hereby admit that we fall within the category of persons whose consent is required pursuant to Section 7 of the Act.


                                  Very truly yours,

                                  Klehr, Harrison, Harvey, Branzburg & Ellers